Exhibit (h)(j)(1)
FIRST AMENDMENT TO
SECURITIES LENDING AND SERVICES AGREEMENT
(RENAMED HEREIN AS
“SECURITIES BORROWING AND SERVICES AGREEMENT”)
BETWEEN
PACIFIC SELECT FUND ON BEHALF OF THE
LONG/SHORT LARGE CAP PORTFOLIO
AND
STATE STREET BANK AND TRUST COMPANY
     This First Amendment (“Amendment”) dated March 30, 2012 is between Pacific Select Fund on behalf of the Long/Short Large Cap Portfolio (“Borrower”) and State Street Bank and Trust Company (“Lender”).
     WHEREAS, the Borrower and Lender have entered into a Securities Lending and Services Agreement (renamed herein as, “Securities Borrowing and Services Agreement”), dated as of April 17, 2009, as amended from time to time and as in effect on the date of this Amendment (the “Agreement”);
     NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender hereby agree to amend the Agreement as follows:
1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.
2. Amendments.
(a) The title of the Agreement is hereby amended by being renamed from “Securities Lending and Services Agreement” to “Securities Borrowing and Services Agreement.”
(b) Section 1.1 of the Agreement is hereby amended by adding the following definitions:
““Other Securities Lending Agreement” means any agreement (other than this Agreement) pursuant to which the Borrower has borrowed securities from Lender or loaned securities to Lender, and any agreement, document or instrument executed by the Borrower in order to create or perfect any security interest relating to an Other Securities Loan in favor of Lender or any of its Affiliates (including without limitation any Collateral Document).”

““Other Securities Loan” means a loan of securities under any Other Securities Lending Agreement.”
(c) Section 4.1 (Deliveries and Treatment of Collateral) is hereby amended by adding the following language as Section 4.1(f), re-lettering the current Section 4.1(f) to be Section 4.1(g), and deleting the words “and/or” from the end of Section 4.1(d):

“(f) by the identification and designation, on the custodial or other books and records of Lender pertaining to the Borrower, of Liquid Custodial Collateral (other than cash Collateral) as Collateral in accordance with Section 13.8 hereof, provided, however, that this method of delivering Collateral described in Section 4.1(f) may only be used in the event the Borrower does not provide a sufficient amount of cash Collateral; and/or”
(d) Section 4.5 (Deliveries and Treatment of Collateral) is hereby amended by adding the following language to the end of Section 4.5:
“To the extent that any Collateral is delivered by the Borrower to Lender through the identification and designation, on the custodial or other books and records of Lender relating to the Borrower, of Liquid Custodial Collateral (other than cash Collateral) as Collateral in accordance with Section 13.8 hereof, State Street shall not have the right to use, invest or re-hypothecate such Collateral, provided, however, that the foregoing restrictions shall not be intended to preclude Lender from exercising any remedy provided for in Section 13 hereof with respect to such Collateral upon an Event of Default with respect to the Borrower.”
(e) Section 8 (Fees and Taxes) is hereby amended by adding the following new Section 8.7:
“The Borrower shall pay Lender a fee for collateralizing any Loan with Liquid Custodial Collateral (other than cash Collateral) in accordance with Section 4.1(f), which fee shall be as agreed to in writing between the Parties (notwithstanding Section 25 of the Agreement) before reliance on Section 4.1(f) and be in addition to the borrow fee set forth in Section 8.6.”
(f) Section 14 (Setoff) of the Agreement is hereby deleted in its entirety and replaced with the following:
“Section 14. Netting and Setoff. If an Event of Default shall have occurred and be continuing hereunder with respect to a party (the “Defaulting Party”), then (a) the other party (the “Non-Defaulting Party”) may declare a default under Section 12 of this Agreement and under any Other Securities Lending Agreement, to the extent applicable, and terminate all Loans and all Other Securities Loans and, if the Defaulting Party is the Borrower, all Collateral Advances, (b) the Non-Defaulting Party may exercise any or all remedies under Section 13 or Section 15, as applicable, or any other provision of this Agreement and, with respect to Other Securities Loans, the applicable provisions of the Other Securities Lending Agreements, and (c) the Non-Defaulting Party is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply (i) (A) any and all Custodial Collateral, if the Non-Defaulting Party is the Lender, (B) any and all deposits (general or special, time or demand, provisional or final, in whatever currency) of the Defaulting Party at any time held by the Non-Defaulting Party and (C) any other obligations (in whatever currency and whether matured or unmatured, contingent or otherwise) at any time owed by the Non-Defaulting Party to or for the credit or the account of the Defaulting Party under this Agreement, any Collateral Document or any Other Securities Lending Agreement, against (ii) any and all of the obligations of the Defaulting Party to the Non-Defaulting

Party now or hereafter existing under this Agreement, any Collateral Document or any Other Securities Lending Agreement, irrespective of whether or not the Non-Defaulting Party shall have made any demand under this Agreement, any Collateral Document or any Other Securities Lending Agreement, and irrespective of whether such obligations of the Defaulting Party may be contingent or unmatured or are owed to a branch or office of the Non-Defaulting Party different from the branch or office holding such deposit or obligated on such indebtedness, and the liability of the Non-Defaulting Party with respect to such deposits or such other obligations shall be discharged promptly and in all respects to the extent they are so set off. The rights of the Non-Defaulting Party under this Section 14 are in addition to any other rights and remedies, including other rights of setoff, that the Non-Defaulting Party may have by contract or at law. The Non-Defaulting Party agrees to notify the Defaulting Party promptly after any such setoff and application, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. This Section 14 is intended to constitute a qualified master netting agreement under the U.S. Bankruptcy Code and applicable banking rules and regulations with respect to all transactions under this Agreement.”
(g) The following language is hereby added to the Agreement as Section 32:
“32. Payment Settlement Netting. If on any date payments in the same currency are due and payable by each Party to the other Party under this Agreement or under the SLAA, then, on such date, those payment obligations may be aggregated and netted against each other such that the Party with the larger payment obligation will pay to the Party with the smaller payment obligation an amount equal to the excess of the larger payment obligation over the smaller payment obligation. Each Party acknowledges and agrees that each Loan shall have a term of one (1) day. Further, the Parties agree to renew the term of each Loan every day unless such Loan is otherwise terminated by either Party in accordance with the terms of the Agreement.”
3. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified.
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IN WITNESS WHEREOF, the parties hereby execute this Amendment, as of the date listed above, by their duly authorized officers by affixing their signatures below.

PACIFIC SELECT FUND ON BEHALF OF THE LONG/SHORT LARGE CAP PORTFOLIO

By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY
By:	/s/ Paul Fleming
Name:	Paul Fleming
Title:	Senior Managing Director

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